SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 11, 2002


                                 DAG MEDIA, INC.
             (Exact name of Registrant as specified in its charter)


         New York                   000-25991                13-3474831
(State or other jurisdiction     (Commission File   (IRS Employer Identification
      of incorporation)              Number)                    No.)


                  125-10 Queens Boulevard Kew Gardens, NY 11415
               (Address of principal executive office) (Zip Code)


        Registrant's telephone number, including area code (718) 261-2799


                                       NA
          (Former name or former address, if changed since last report)

Item 4: Changes in Registrant's Certifying Accountant

      On June 11, 2002, the Registrant dismissed Arthur Andersen LLP as its independent accountants. The reports of Arthur Andersen LLP for the years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

      The decision to change accountants was recommended and approved by the audit committee of the Registrant's board of directors.

      During 2001 and 2000, and during the period from January 1, 2002 to June 11, 2002, there were no disagreements with Arthur Andersen LLP on accounting principles or practices, financial statement disclosures, or auditing scope or procedure which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with their report.

      Also on June 11, 2002, the Registrant engaged Grant Thornton LLP as its new independent accountants. During the two most recent fiscal years and the subsequent interim period preceding the engagement of Grant Thornton LLP, neither the Registrant, nor anyone on its behalf, has consulted Grant Thornton LLP regarding: (i) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements, which consultation resulted in the providing of a written report or oral advice concerning the same to the Registrant that Grant Thornton LLP concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or
      (ii) any matter that was either the subject of a disagreement (as defined in Rule 304(a)(1)(iv) of Regulation S-B promulgated under the Securities Act of 1933, as amended) or a reportable event (as defined in Rule 304(a)(1)(v) of Regulation S-B).

Item 7: Financial Statements, Pro Forma Financial Statements and Exhibits

      (c)   Exhibits:

            16.1  Letter from Arthur Andersen LLP dated June 11, 2002.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          DAG MEDIA, INC.


                                          By:      /s/ Yael Shimor-Golan
                                                   -----------------------------
                                                   Yael Shimor-Golan
                                                   Chief Financial Officer

Dated:  June 11, 2002


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